   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1997

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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                     CRESCENT REAL ESTATE EQUITIES COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                    TEXAS                                        52-1862813
         (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

                          777 MAIN STREET, SUITE 2100
                            FORT WORTH, TEXAS 76102
                           TELEPHONE: (817) 877-0477
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------
                               GERALD W. HADDOCK
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     CRESCENT REAL ESTATE EQUITIES COMPANY
                          777 MAIN STREET, SUITE 2100
                            FORT WORTH, TEXAS 76102
                           TELEPHONE: (817) 877-0477
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                             ---------------------
                                   Copies to:

       ROBERT B. ROBBINS, ESQ.                   DAVID M. DEAN, ESQ.                 J. WARREN GORRELL, JR., ESQ.
       SYLVIA M. MAHAFFEY, ESQ.         CRESCENT REAL ESTATE EQUITIES COMPANY            EVE N. HOWARD, ESQ.
  SHAW, PITTMAN, POTTS & TROWBRIDGE          777 MAIN STREET, SUITE 2100                HOGAN & HARTSON L.L.P.
         2300 N STREET, N.W.                   FORT WORTH, TEXAS 76102               555 THIRTEENTH STREET, N.W.
        WASHINGTON, D.C. 20037                                                       WASHINGTON, D.C. 20004-1109

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     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of the Registration
Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act of 1933, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                         PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                       AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING      AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED    REGISTERED           SHARE(1)               PRICE(1)        REGISTRATION FEE
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Common Shares, par value $0.01......    5,900,000            $36.906              $217,746,875           64,236
==================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon prices on the New York Stock Exchange on December 11, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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                 SUBJECT TO COMPLETION DATED DECEMBER 16, 1997

PROSPECTUS

                                5,900,000 SHARES

                                [CRESCENT LOGO]

                                 COMMON SHARES
                            ------------------------

     All of the common shares of beneficial interest, par value $.01 per share (the "Common Shares"), of Crescent Real Estate Equities Company ("Crescent Equities") offered hereby (the "Offering") are being offered by the Selling Shareholder identified herein. See "Selling Shareholder." Crescent Equities will not receive any of the proceeds from the sale of the Common Shares offered hereby. The Common Shares are listed and traded on the New York Stock Exchange (the "NYSE") under the symbol "CEI."

     The sale or distribution of all or any portion of the Common Shares offered hereby may be effected from time to time by the Selling Shareholder directly, indirectly to or through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis, on the NYSE, in the over-the-counter market, on any national securities exchange on which the Common Shares are listed or traded, in privately negotiated transactions, through sales involving any distribution reinvestment plan of the Company, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Plan of Distribution."

     The Common Shares offered hereby may be offered for sale and sold by the Selling Shareholder from time to time as described under the caption "Plan of Distribution." To the extent required, the number of Common Shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Shareholder from the sale of the Common Shares offered hereby generally will be the purchase price of the Common Shares sold less (i) the aggregate commissions, discounts and other compensation, if any, paid by the Selling Shareholder to underwriters, agents or broker-dealers (subject to certain exceptions) and (ii) certain other expenses of the offering and sale of the Shares that will be the responsibility of the Selling Shareholder. See "Selling Shareholder."

     SEE "RISK FACTORS" AT PAGE 3 HEREIN FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMPANY.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
           EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
                THE DATE OF THIS PROSPECTUS IS DECEMBER  , 1997

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Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Shares offered hereby. Such transactions may include stabilizing transactions, the purchase of Common Shares to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see "Plan of Distribution."

                                  THE COMPANY

     On December 31, 1996, Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent Equities"), became the successor to Crescent Real Estate Equities, Inc., a Maryland corporation (the "Predecessor Corporation"), through the merger of the Predecessor Corporation and CRE Limited Partner, Inc., a subsidiary of the Predecessor Corporation, into Crescent Equities. The term "Company" includes, unless the context otherwise requires, Crescent Equities, the Predecessor Corporation, Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and the other subsidiaries of Crescent Equities.

     The Company is a fully integrated real estate company, operated as a REIT, which owns a portfolio of real estate assets (the "Properties") that, as of the date of this Prospectus, consists primarily of 79 office properties (the "Office Properties") with an aggregate of approximately 27.9 million net rentable square feet, approximately 91 behavioral healthcare facilities (the "Behavioral Healthcare Facilities"), five full-service hotels with a total of 1,900 rooms and two destination health and fitness resorts that can accommodate up to 442 guests daily (collectively, the "Hotel Properties"), seven retail properties (the "Retail Properties") with an aggregate of approximately 771,000 net rentable square feet and the real estate mortgages and non-voting common stock in five residential development corporations (the "Residential Development Corporations"). In addition, the Company owns an indirect 40% interest in each of two partnerships, one of which owns Americold Corporation ("Americold") and the other of which owns URS Logistics, Inc. ("URS"). Americold and URS are the two largest suppliers of public refrigerated warehouse space in the United States and currently own and operate approximately 79 refrigerated warehouses with an aggregate of approximately 368 million cubic feet. The Office Properties and the Retail Properties are located primarily in 21 metropolitan submarkets in Texas and Colorado.

     The Company owns its assets and carries on its operations and other activities, including providing management, leasing and development services for certain of its Properties, through the Operating Partnership and its other subsidiaries. The Company also has an economic interest in the development activities of the Residential Development Corporations and the operating activities of Americold and URS. The structure of the Company is designed to facilitate and maintain its qualification as a REIT and to permit persons contributing Properties (or interests therein) to the Company to defer some or all of the tax liability that they otherwise might incur.

     As of December 12, 1997, 112,561,374 common shares of beneficial interest, par value $.01 per share (the "Common Shares") and 6,402,072 units of ownership interest in the Operating Partnership ("Units") were outstanding.

     For a description of certain recent developments relating to the Company's relationship with the Selling Shareholder, see "Selling Shareholder."

     The Company's executive offices are located at 777 Main Street, Suite 2100, Fort Worth, Texas 76102, and its telephone number is (817) 877-0477.

                                  RISK FACTORS

     Prospective investors should carefully consider the following summary information in conjunction with the other information contained in this Prospectus before purchasing Common Shares.

CONCENTRATION OF ASSETS

     A significant portion of the Company's assets are, and revenues are derived from, Properties located in the metropolitan areas of Dallas-Fort Worth and Houston, Texas. Due to this geographic concentration, any deterioration in economic conditions in the Dallas-Fort Worth or Houston metropolitan areas or other geographic markets in which the Company in the future may acquire substantial assets could have a substantial effect on the financial condition and results of operations of the Company.

RISKS ASSOCIATED WITH THE ACQUISITION OF SUBSTANTIAL NEW ASSETS

     From the closing of the Company's initial public offering in May 1994 through September 30, 1997, the Company has experienced rapid growth, increasing its total assets by approximately 940 percent. There can be no assurance that the Company will be able to manage its growth effectively, or that the Company will be able to maintain its current rate of growth in the future, and the failure to do so may have a material adverse effect on the financial condition and results of operations of the Company.

PURCHASES FROM FINANCIALLY DISTRESSED SELLERS

     Implementation of the Company's strategy of investing in real estate assets in distressed circumstances has resulted in the acquisition of certain Properties from owners that were in poor financial condition, and such strategy is expected to result in the purchase of additional properties under similar circumstances in the future. In addition to general real estate risks, properties acquired in distress situations present risks related to inadequate maintenance, negative market perception and continuation of circumstances which precipitated the distress originally.

CHANGE IN POLICIES

     The Board of Trust Managers provides guidance to the senior management of the Operating Partnership regarding the Company's operating and financial policies and strategies, including its policies and strategies with respect to acquisitions, growth, operations, indebtedness, capitalization and distributions. These policies and strategies may be revised, from time to time, without shareholder approval. Changes in the Company's policies and strategies could adversely affect the Company's financial condition and results of operations. In addition, the Company has the right and intends to acquire additional real estate assets pursuant to and consistent with its investment strategies and policies without shareholder approval.

POSSIBLE ADVERSE CONSEQUENCES OF OWNERSHIP LIMIT

     The limitation on ownership of Common Shares set forth in the Company's Restated Declaration of Trust (the "Declaration of Trust") could have the effect of discouraging offers to acquire the Company and of inhibiting or impeding a change in control and, therefore, could adversely affect the shareholders' ability to realize a premium over the then-prevailing market price for the Common Shares in connection with such a transaction.

RELIANCE ON KEY PERSONNEL

     The Company is dependent on the efforts of Mr. Richard E. Rainwater, Chairman of the Board of Trust Managers, and other senior management personnel. While the Company believes that it could find replacements for these key executives, the loss of their services could have an adverse effect on the operations of the Company. Mr. Rainwater has no employment agreement with the Company and, therefore, is not obligated to remain with the Company for any specified term. John C. Goff, Trust Manager and Vice Chairman of the Board of Trust Managers, and Gerald W. Haddock, President, Chief Executive Officer and Trust Manager, have entered into employment agreements with the Company, and each of Messrs. Rainwater, Goff and Haddock has entered into a noncompetition agreement with the Company. The Company has not obtained key-man insurance for any of its senior management personnel.

RISKS RELATING TO QUALIFICATION AND OPERATION AS A REIT

     The Company intends to continue to operate in a manner so as to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). A qualified REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders, so long as it distributes at least 95 percent of its taxable income currently and satisfies certain other highly technical and complex requirements. Unlike many REITs, which tend to make only one or two types of real estate investment, the Company invests in a broad range of real estate products, and certain of its investments are more complicated than those of other REITs. As a result, the Company is likely to encounter a greater number of interpretative issues under the REIT qualification rules, and more such issues which lack clear guidance, than are other REITs. The Company, as a matter of policy, regularly consults with outside tax counsel in structuring its new investments. The Company has received an opinion from Shaw, Pittman, Potts & Trowbridge ("Tax Counsel") that the Company qualified as a REIT under the Code for its taxable years ending on or before December 31, 1996, is organized in conformity with the requirements for qualification as a REIT under the Code and its proposed manner of operation will enable it to continue to meet the requirements for qualification as a REIT. However, this opinion is based upon certain representations made by the Company and the Operating Partnership and upon existing law, which is subject to change, both retroactively and prospectively, and to possibly different interpretations. Furthermore, Tax Counsel's opinion is not binding upon either the Internal Revenue Service or the courts. Because the Company's qualification as a REIT in its current and future taxable years depends upon its meeting the requirements of the Code in future periods, no assurance can be given that the Company will continue to qualify as a REIT in the future. If, in any taxable year, the Company were to fail to qualify as a REIT for federal income tax purposes, it would not be allowed a deduction for distributions to shareholders in computing taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company would be disqualified from treatment as a REIT for federal income tax purposes for the four taxable years following the year during which the qualification was lost. The additional tax liability resulting from the failure to so qualify would significantly reduce the amount of funds available for distribution to shareholders.

RISKS RELATING TO DEBT

     The Company's organizational documents do not limit the level or amount of debt that it may incur. It is the Company's current policy to pursue a strategy of conservative use of leverage, generally with a ratio of debt to total market capitalization targeted at approximately 40 percent, although this policy is subject to reevaluation and modification by the Company and could be increased above 40 percent. The Company has based its debt policy on the relationship between its debt and its total market capitalization, rather than the book value of its assets or other historical measures that typically have been employed by publicly traded REITs, because management believes that market capitalization more accurately reflects the Company's ability to borrow money and meet its debt service requirements. Market capitalization is, however, more variable than book value of assets or other historical measures. There can be no assurance that the ratio of indebtedness to market capitalization (or any other measure of asset value) or the incurrence of debt at any particular level would not adversely affect the financial condition and results of operations of the Company.

RISKS RELATING TO CONTROL OF CERTAIN INVESTMENTS

     Hotel Risks. The Company has leased the Hotel Properties to subsidiaries of an affiliate of the Company, Crescent Operating, Inc. ("Crescent Operating"), and such subsidiaries, rather than the Company, are entitled to exercise all rights of the owner of the respective hotel. The Company will receive both base rent and a percentage of gross sales above a certain minimum level pursuant to the leases, which expire between 2004 and 2007. As a result, the Company will participate in the economic operations of the Hotel Properties only through its indirect participation in gross sales. To the extent that operations of the Hotel Properties may affect the ability of such subsidiaries to pay rent, the Company also may indirectly bear the risks associated with any increases in expenses. Each of the Hotel Properties is managed pursuant to a management agreement. The amount of rent payable to the Company under the leases with respect to the Hotel Properties will depend on the ability of such subsidiaries and the managers of the Hotel Properties to maintain and increase revenues from the Hotel Properties. Accordingly, the Company's results of operations will be affected by such factors as changes in general economic conditions, the level of demand for rooms and related services at the Hotel Properties, the ability of the subsidiaries and the managers of the Hotel Properties to maintain and increase gross revenues at the Hotel Properties, competition in the hotel industry and other factors relating to the operation of the Hotel Properties. In addition, the Company expects, in accordance with the terms of an intercompany agreement between the Company and Crescent Operating (the "Intercompany Agreement"), to lease any hotel properties that it may acquire in the future to Crescent Operating (or a subsidiary or subsidiaries) which, as lessees of any such hotel properties, will be entitled to exercise all rights of the owner. See "-- Real Estate Risks Specific to the Company's Business -- Potential Conflicts of Interest."

     Lack of Control of Residential Development Corporations. The Company is not able to elect the boards of directors of the Residential Development Corporations, and does not have the authority to control the management and operation of the Residential Development Corporations. As a result, the Company does not have the right to control the timing or amount of dividends paid by the Residential Development Corporations and, therefore, does not have the authority to require that funds be distributed to it by any of these entities.

     Lack of Control of Americold and URS. The Company owns, through two subsidiaries, a 40% interest in each of two partnerships, one of which owns Americold and the other of which owns URS. The remaining 60% interest in the partnerships is owned by two subsidiaries of Vornado Realty Trust (collectively, "Vornado"). Under the terms of the existing partnership agreements for each of the partnerships, Vornado has the right to make all decisions relating to the management and operation of the partnerships other than certain major decisions that require the approval of both the Company and Vornado. The partnership agreement for each of the partnerships provides for a buy-sell arrangement upon a failure of the Company and Vornado to agree on any of the specified major decisions which, until November 1, 2000, can only be exercised by Vornado. In addition, the Company has offered to Crescent Operating, and expects to transfer for value, its voting interests in the two subsidiaries that hold the interests in the partnerships (representing an approximately 5% economic interest in each of the subsidiaries) to Crescent Operating (or to another entity if Crescent Operating does not accept the offer), and thereafter the owner of the voting interests, rather than the Company, will be entitled to approve certain major decisions relating to the partnerships. See "-- Real Estate Risks Specific to the Company's Business -- Risks of Joint Ownership of Assets."

GENERAL REAL ESTATE RISKS

     Uncontrollable Factors Affecting Performance and Value. The economic performance and value of the Company's real estate assets will be subject to all of the risks incident to the ownership and operation of real estate. These include the risks normally associated with changes in general national, regional and local economic and market conditions. Such local real estate market conditions may include excess supply and competition for tenants, including competition based on rental rates, attractiveness and location of the property and quality of maintenance, insurance and management services. In addition, other factors may affect the performance and value of a property adversely, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates (including the risk that increased interest rates may result in decreased sales of lots in the Residential Development Properties) and the availability of financing.

     Illiquidity of Real Estate Investments. Because real estate investments are relatively illiquid, the Company's ability to vary its portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service (if any), real estate taxes, and operating and maintenance costs, generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede the ability of the Company to respond to adverse changes in the performance of its investments could have an adverse effect on the Company's financial condition and results of operations.

     Environmental Matters. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous or toxic substances released on or in its property, as well as certain other costs relating to hazardous or toxic substances. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the release of such substances. The presence of, or the failure to remediate properly, such substances, when released, may adversely affect the owner's ability to sell the affected real estate or to borrow using such real estate as collateral. Such costs or liabilities could exceed the value of the affected real estate. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim in connection with any of the Properties and the Company is not aware of any other environmental condition with respect to any of the Properties that management believes would have a material adverse effect on the Company's business, assets or results of operations. Prior to the Company's acquisition of its Properties, independent environmental consultants conducted or updated Phase I environmental assessments (which generally do not involve invasive techniques such as soil or ground water sampling) on the Properties. None of these Phase I assessments or updates revealed any materially adverse environmental condition not known to the Company or the independent consultants preparing the assessments. There can be no assurance, however, that environmental liabilities have not developed since such environmental assessments were prepared, or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in imposition of environmental liability.

REAL ESTATE RISKS SPECIFIC TO THE COMPANY'S BUSINESS

     Investment Risks. In implementing its investment strategies, the Company has invested in a broad range of real estate assets, and in the future, may invest in additional types of real estate assets not currently included in its portfolio. There can be no assurance, however, that the Operating Partnership will be able to implement its investment strategies successfully in the future. As a result of its real estate investments, the Operating Partnership will be subject to risks, in addition to general real estate risks, relating to the specific assets and asset types in which it invests. For example, the Operating Partnership is subject to risks that, upon expiration, leases for space in the Office Properties and Retail Properties may not be renewed, the space may not be re-leased, or the terms of renewal or re-lease (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. In addition, the Company is subject to risks relating to the Behavioral Healthcare Facilities, including the effect of any failure of the tenant to make required lease payments (which equal more than 10% of the Company's current base rental revenues), the effects of factors, such as regulation of the healthcare industry and limitations on government disbursement programs, on the ability of the tenant to make the required lease payments, and the limited number of replacement tenants in the event of default under, or non-renewal of, the lease. Similarly, the Company is subject to the risk that the success of its investment in the Hotel Properties will be highly dependent upon the ability of the Hotel Properties to compete in such features as access, location, quality of accommodations, room rate structure and, to a lesser extent, the quality and scope of other amenities such as food and beverage facilities.

     Risks of Joint Ownership of Assets. The Company has the right to invest in properties and assets jointly with other persons or entities. Joint ownership of properties, under certain circumstances, may involve risks not otherwise present, including the possibility that the Company's partners or co-investors might become bankrupt, that such partners or co-investors might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Company, and that such partners or co-investors may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives, including the Company's policy with respect to maintaining its qualification as a REIT. See "-- Risks Relating to Control of Certain Investments -- Lack of Control of Americold and URS."

     Potential Conflicts of Interest. The Company has entered into the Intercompany Agreement with Crescent Operating pursuant to which each has agreed to provide the other with rights to participate in certain transactions. The certificate of incorporation of Crescent Operating, as amended and restated, generally prohibits Crescent Operating, for so long as the Intercompany Agreement remains in effect, from engaging in activities or making investments that a REIT could make, unless the Operating Partnership was first given the opportunity but elected not to pursue such activities or investments. In addition, subsidiaries of Crescent Operating are the lessees of each of the Hotel Properties, and Crescent Operating owns a 50% interest in the entity which is the lessee of the Behavioral Healthcare Facilities and the Company's largest tenant in terms of current base rent. Richard E. Rainwater and John C. Goff are, respectively, the Chairman of the Board and the Vice Chairman of the Board of both the Company and Crescent Operating, and Gerald W. Haddock also serves as President, Chief Executive Officer and a director of Crescent Operating, and serves as President, Chief Executive Officer and a trust manager of the Company. As of September 30, 1997, senior management and the trust managers of the Company beneficially owned approximately 17.2% of the Company's common equity (consisting of Common Shares and Units, including vested options to purchase Common Shares and Units) and approximately the same percentage of the outstanding common stock of Crescent Operating. The common management and ownership among these entities may lead to conflicts of interest in connection with transactions between the Operating Partnership and Crescent Operating.

                                USE OF PROCEEDS

     This Prospectus relates to Common Shares being offered and sold for the account of the Selling Shareholder. The Company will not receive any proceeds from the sale of the Common Shares unless the Selling Shareholder is required to deliver a portion of such proceeds to the Company under the Swap Agreement described below, in which event the Company will use such proceeds for general corporate purposes or as described in the applicable Prospectus Supplement. The Company will pay all expenses related to the registration of the Common Shares offered hereby. See "Plan of Distribution."

                              SELLING SHAREHOLDER

GENERAL

     This Prospectus relates to the offer and sale from time to time of up to 5,900,000 Common Shares (the "Shares") by Merrill Lynch International (the "Selling Shareholder"), acting through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"). There is no assurance that the Selling Shareholder will sell any or all of the Shares offered hereby.

     This Prospectus has been prepared pursuant to the Company's obligations under that certain Purchase Agreement, dated as of December 12, 1997, by and among Crescent Equities, the Operating Partnership, Merrill Lynch and the Selling Shareholder (the "Purchase Agreement") and that certain Swap Agreement, effective as of December 12, 1997, by and among Crescent Equities and the Selling Shareholder (the "Swap Agreement"). In accordance with the Purchase Agreement and the Swap Agreement, which contain customary representations and warranties relating to the Company, this Prospectus (and the registration statement of which it is a part) relates to sales of the Shares by the Selling Shareholder, subject to the terms and conditions set forth in the Purchase Agreement and the Swap Agreement.

     In addition, in the Purchase Agreement, the Company and the Operating Partnership have agreed to indemnify the Selling Shareholder and Merrill Lynch against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments the Selling Shareholder may be required to make in respect thereof. Insofar as indemnification of the Selling Shareholder for liabilities arising under the Securities Act may be permitted pursuant to such agreements, the Company has been informed that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Because the Selling Shareholder may offer all or some of the Shares pursuant to the Offering, no estimate can be given as to the principal amount of the Shares that will be held by the Selling Shareholder after completion of the Offering.

     The Selling Shareholder and any broker or dealer to or through whom any of the Shares are sold may be deemed to be underwriters within the meaning of the Securities Act with respect to the Shares offered hereby, and any profits realized by the Selling Shareholder or such brokers or dealers may be deemed to be underwriting commissions. Brokers' commissions and dealers' discounts, taxes and other selling expenses to be borne by the Selling Shareholder are not expected to exceed normal selling expenses for sales. The registration of the Shares under the Securities Act shall not be deemed an admission by the Selling Shareholder or the Company that the Selling Shareholder is an underwriter for purposes of the Securities Act of any Shares offered under this Prospectus.

CERTAIN RELATIONSHIPS BETWEEN THE COMPANY AND THE SELLING SHAREHOLDER

     As of December 12, 1997, the Company entered into two transactions with the Selling Shareholder. In one transaction, the Selling Shareholder purchased 5,375,000 Common Shares from the Company for a purchase price of approximately $205 million (at a price per Common Share equal to $38.125, the last reported sale price of the Common Shares on December 12, 1997), pursuant to the Purchase Agreement and received approximately $200.8 million in net proceeds. Merrill Lynch received from the Company a placement fee of 2%, or approximately $4.1 million. In the other transaction, the Company entered into the Swap Agreement with the Selling Shareholder relating to 5,375,000 Common Shares (the "Settlement Shares"), pursuant to which the Selling Shareholder will sell, as directed by the Company on or before December 12, 1998, by any one or more of the methods described under "Plan of Distribution," a sufficient number of the Shares to achieve net sales proceeds equal to the market value of the Settlement Shares on December 12, 1997, plus a forward accretion component, minus an adjustment for the Company's distribution rate. In addition, the Selling Shareholder will have the right to cause a sale of all or a portion of the Shares that are the subject of the Swap Agreement under certain market conditions. The precise number of the Shares that will be required to be sold pursuant to the Swap Agreement will depend primarily on the market price of the Common Shares at the time of settlement. If such number of the Shares is greater than the number of Settlement Shares as a result of a decrease in the market price of the Common Shares, the Company will deliver additional Common Shares to the Selling Shareholder. If such number of the Shares is less than the number of Settlement Shares as a result of an increase in the market price of the Common Shares, the Selling Shareholders will deliver Common Shares or, at the option of the Company, cash to the Company.

     Merrill Lynch and the Selling Shareholder from time to time provide investment banking and financial advisory services to the Company, for which customary compensation has been received. In addition, Merrill Lynch provided an opinion to the Operating Partnership and a special committee of the Board of Trust Managers in connection with the acquisition of the Behavioral Healthcare Facilities and related transactions, for which customary compensation has been received.

COMMON SHARES OFFERED

     The following chart shows, according to the Company's records as of December 12, 1997, the number of Common Shares currently held by the Selling Shareholder and the number of Shares of the Selling Shareholder being offered hereby:

                                                  COMMON SHARES
                                                   BENEFICIALLY       NUMBER OF
                    NAME OF                       OWNED PRIOR TO    SHARES OFFERED
              SELLING SHAREHOLDER                    OFFERING         HEREBY(1)
              -------------------                 --------------    --------------
Merrill Lynch International.....................     5,375,000        5,375,000

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(1) The Selling Shareholder also may use this Prospectus to offer any of the Shares that are received from the Company pursuant to the Swap Agreement. See "Selling Shareholder -- Certain Relationships Between the Company and the Selling Shareholder."

                              PLAN OF DISTRIBUTION

     The sale or distribution of all or any portion of the Shares may be effected from time to time by the Selling Shareholder, pledgees, transferees and other successors in interest of the Selling Shareholder, directly, indirectly through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis, on the NYSE, in the over-the-counter market, on any other national securities exchange on which the Common Shares are listed or traded, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. It is anticipated that the Selling Shareholder will sell its Shares principally to or through Merrill Lynch, a registered broker-dealer that is an affiliate of the Selling Shareholder. The Company will not receive any of the proceeds from the sale of the Shares except as specified in "Use of Proceeds."

     The methods by which the Shares may be sold or distributed include, without limitation, one or more of the following: (i) an underwritten fixed price offering of the Common Shares, (ii) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (iii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (iv) exchange distributions and/or secondary distributions in accordance with the rules of the NYSE, (v) ordinary brokerage transactions and transactions in which the broker solicits purchasers, (vi) an offering at other than a fixed price on or through the facilities of the NYSE or to or through a market maker otherwise than on the NYSE, (vii) privately negotiated transactions, (viii) sales to any distribution reinvestment plan now or hereafter established by the Company, or to any agent acting on behalf of such plan, for sale to participants in such plan, (ix) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; and
(x) by any other legally available means. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time. The Selling Shareholder may from time to time deliver all or a portion of the Shares to cover a short sale or sales or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position. The Selling Shareholder and the broker-dealers participating in the distribution of the Shares may be deemed "underwriters" within the meaning of the Securities Act and any profit on the sale of the Shares by the Selling Shareholder and any commissions received by any such broker-dealers may be regarded as underwriting commissions under the Securities Act. Underwriters, brokers, dealers or agents may be entitled, under agreements with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. The Shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

     The Company will pay all expenses in connection with the registration of the Shares. The Selling Shareholder will pay any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of the Shares.

     In connection with a sale of Shares, the following information will, to the extent then required, be provided in the Prospectus Supplement relating to such sale: the number of Shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

     In connection with the sale or distribution of the Shares, the rules of the Commission permit Merrill Lynch or any underwriter to engage in certain transactions that stabilize the price of the Common Shares. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.

     If Merrill Lynch or any underwriter creates a short position in the Common Shares in connection with the sale or distribution of the Shares, i.e., if they sell more Common Shares than are set forth on the cover page hereof, Merrill Lynch may reduce that short position by purchasing Common Shares in the open market.

     In the case of an underwritten offering of the Shares, Merrill Lynch or any managing underwriter(s) may also impose a penalty bid on certain underwriters and selling group members. This means that, if Merrill Lynch or any managing underwriter purchases Common Shares in the open market to reduce any underwriter's short position, or to stabilize the price of the Common Shares, Merrill Lynch or such managing underwriter may reclaim the amount of the selling concession from any such underwriters and selling group members who sold those Shares.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     None of the Company, Merrill Lynch or any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Shares. In addition, none of the Company, Merrill Lynch or any underwriter makes any representation that Merrill Lynch or any underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Shares not sold pursuant to the registration statement on Form S-3 of which this Prospectus is a part (the "Registration Statement") could be sold pursuant to Rule 144 or another exemption from the registration requirements of the Securities Act. In general, under Rule 144, a person (or persons whose Shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of Shares which does not exceed the greater of one percent of the Company's outstanding Common Shares or the average weekly reported trading volume of the Company's Common Shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of Shares by a person who is not an affiliate of the Company and who has satisfied a two-year holding period without any volume limitation. Therefore, both during and after the effectiveness of the Registration Statement, sales of the Shares may be made by the Selling Shareholder pursuant to Rule 144.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Such reports, proxy statements and other information can be inspected at the Public Reference Section maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the following regional offices of the Commission: Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, the Company's Common Shares are listed on the NYSE and such reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission the Registration Statement, of which this Prospectus is a part, under the Securities Act, with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed under the Exchange Act by the Company (Exchange Act file number 1-13038) with the Commission and are incorporated herein by reference:

 (1) The Registration Statement on Form 8-B filed on March 24, 1997 registering the Common Shares of the Company under Section 12(b) of the Exchange Act.

 (2) The Proxy Statement in connection with the Company's 1997 Annual Meeting of Stockholders.

 (3) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended on April 30, 1997 and May 16, 1997.

 (4) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

 (5) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as amended on August 28, 1997.

 (6) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as amended on December 5, 1997.

 (7) The Company's Current Report on Form 8-K dated January 29, 1997 and filed March 24, 1997, as amended on April 9, 1997, April 24, 1997, May 23, 1997 and July 2, 1997.

 (8) The Company's Current Report on Form 8-K dated February 28, 1997 and filed March 17, 1997, as amended on March 21, 1997.

 (9) The Company's Current Report on Form 8-K dated April 9, 1997 and filed April 10, 1997, as amended on April 24, 1997.

(10) The Company's Current Report on Form 8-K dated April 22, 1997 and filed April 24, 1997.

(11) The Company's Current Report on Form 8-K dated May 8, 1997 and filed May 12, 1997.

(12) The Company's Current Report on Form 8-K dated June 20, 1997 and filed September 30, 1997, as amended on October 1, 1997.

(13) The Company's Current Report on Form 8-K dated July 22, 1997 and filed July 23, 1997.

(14) The Company's Current Report on Form 8-K dated August 11, 1997 and filed August 13, 1997.

(15) The Company's Current Report on Form 8-K dated September 22, 1997 and filed September 22, 1997.

(16) The Company's Current Report on Form 8-K dated September 22, 1997 and filed September 30, 1997, as amended on October 1, 1997.

(17) The Company's Current Report on Form 8-K dated September 28, 1997 and filed October 27, 1997, as amended on November 25, 1997.

(18) The Company's Current Report on Form 8-K dated September 30, 1997 and filed September 30, 1997, as amended on October 1, 1997.

(19) The Company's Current Report on Form 8-K dated September 30, 1997 and filed October 1, 1997, as amended on October 9, 1997.

(20) The Company's Current Report on Form 8-K dated October 8, 1997 and filed October 14, 1997.

(21) The Company's Current Report on Form 8-K dated October 22, 1997 and filed October 28, 1997.

     All documents filed subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering of Shares to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (in the case of a statement in a previously filed document incorporated or deemed to be incorporated by reference herein), or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits and schedules thereto, unless such exhibits or schedules are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to Crescent Real Estate Equities Company, 777 Main Street, Suite 2100, Fort Worth, Texas, 76102,
Attention: Company Secretary (telephone number: (817) 877-0477).

                                    EXPERTS

     The financial statements and schedule incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements incorporated in this Prospectus by reference to the Company's Current Reports on Form 8-K (i) dated January 29, 1997 and filed on March 24, 1997, as amended on April 9, 1997, April 24, 1997, May 23, 1997 and July 2, 1997, (ii) dated February 28, 1997 and filed on March 17, 1997, as amended on March 21, 1997, (iii) dated June 20, 1997 and filed on September 30, 1997, as amended on October 1, 1997, (iv) dated September 22, 1997 and filed on September 30, 1997, as amended on October 1, 1997, (v) dated September 30, 1997 and filed on September 30, 1997, as amended on October 1, 1997, and (vi) dated October 22, 1997 and filed on October 28, 1997, respectively, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                 LEGAL MATTERS

     The legality of the issuance of the Shares will be passed upon for the Company by Shaw, Pittman, Potts & Trowbridge.

======================================================

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING SHAREHOLDER OR ANY UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
The Company...........................    2
Risk Factors..........................    2
Use of Proceeds.......................    7
Selling Shareholder...................    7
Plan of Distribution..................    8
Available Information.................    9
Incorporation of Certain Documents by
  Reference...........................   10
Experts...............................   11
Legal Matters.........................   11

======================================================

======================================================

                                5,900,000 SHARES

                                [CRESCENT LOGO]
                                 COMMON SHARES
                                   PROSPECTUS
                               DECEMBER   , 1997
======================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Shares covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:

Registration Fee............................................      $64,236
Listing Fees................................................      $     *
Printing, Engraving and Filing Expenses.....................      $     *
Accounting Fees and Expenses................................      $     *
Legal Fees and Expenses.....................................      $     *
Miscellaneous...............................................      $     *
                                                                  -------
Total.......................................................      $     *
                                                                  =======

---------------

* To be supplied by amendment

ITEM 15. INDEMNIFICATION OF TRUST MANAGERS AND OFFICERS.

     The Company's Restated Declaration of Trust (the "Declaration of Trust") provides that no trust manager shall be liable to the Company for any act, omission, loss, damage, or expense arising from the performance of his duties to the Company save only for his own willful misfeasance or willful malfeasance or gross negligence. In addition to, but in no respect whatsoever in limitation of the foregoing, the liability of each trust manager for monetary damages shall be eliminated to the fullest extent permitted by applicable law. The Declaration of Trust also provides that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

     The Company's Declaration of Trust provides that the trust managers and officers shall be indemnified to the maximum extent permitted by Texas law. Under current Texas law, the trust will indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer if it is determined that the person (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity as a trust manager or officer of the real estate investment trust, that his conduct was in the real estate investment trust's best interests; and (b) in all other cases, that his conduct was at least not opposed to the real estate investment trust's best interests; and
(iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Except to the extent provided in the following sentence, a trust manager or officer may not be indemnified (i) in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or (ii) in which the person is found liable to the real estate investment trust. Notwithstanding the foregoing, a person may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; provided that if the person is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust. In addition, the Company's Declaration of Trust and Bylaws require it to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former trust manager or officer made a party to a proceeding by reason of his status as a trust manager or officer, provided that the Company shall have received (i) a written affirmation by the trust manager or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's Declaration of Trust and Bylaws also permit the Company to provide indemnification, payment or reimbursement of expenses to any employee or agent of the Company in such capacity. The Company's Declaration of Trust and Bylaws also permit the Company to indemnify a person who was or who agreed to appear as a witness or other participant in a proceeding at a time when he is not named a defendant or respondent in the proceeding. Any indemnification, payment or reimbursement of the expenses permitted by the Declaration of Trust and Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Texas Real Estate Investment Trust Act for trust managers.

     The limited partnership agreement of the Operating Partnership contains indemnification provisions comparable to those contained in the Declaration of Trust.

     The Company carries insurance that purports to insure officers and trust managers of the Company against certain liabilities incurred by them in the discharge of their official functions.

ITEM 16. EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

EXHIBIT NO.                                   DESCRIPTION OF EXHIBIT
-----------                                   ----------------------
   *1.01      Purchase Agreement, effective as of December 12, 1997, by and among Crescent Equities, the Operating Partnership and the Selling Shareholder
    4.01      Restated Declaration of Trust of the Registrant (filed as Exhibit No. 4.01 to the
              Registrant's Registration Statement on Form S-3 (File No. 333-21905) (the "1997 Form
              S-3") and incorporated herein by reference)
    4.02      Amended and Restated Bylaws of the Registrant (filed as Exhibit No. 4.02 to the
              Registrant's Registration Statement on Form S-3 (File No. 333-23005) and incorporated herein by reference)
    4.03      Form of Common Share Certificate (filed as Exhibit No. 4.03 to the 1997 Form S-3 and incorporated herein by reference)
    4.04      Second Amended and Restated Agreement of Limited Partnership of Crescent Real Estate
              Equities Limited Partnership dated as of November 1, 1997 (filed as Exhibit No. 4.06 to the Registrant's Registration Statement on Form S-3 (File No. 333-41049) and
              incorporated herein by reference)
    4.05      Purchase Agreement (filed as Exhibit No. 1.01 to this Registration Statement)
   *5.01      Opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered by Crescent Real Estate Equities Company
  *23.01      Consent of Shaw, Pittman, Potts & Trowbridge (included in its opinion to be filed as
              Exhibit No. 5.01 to this Registration Statement)
   23.02      Consent of Arthur Andersen LLP, Certified Public Accountants, dated December 8, 1997
              (filed herewith)
   23.03      Consent of Arthur Andersen LLP, Certified Public Accountants, dated December 5, 1997
              (filed herewith)
   24.01      Powers of Attorney (filed herewith)

---------------

* To be filed by amendment.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 12th day of December, 1997.

                                        CRESCENT REAL ESTATE EQUITIES COMPANY

                                        By:       /s/  GERALD W. HADDOCK
                                           -------------------------------------
                                                     Gerald W. Haddock
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                     SIGNATURES                                        TITLE                        DATE
                     ----------                                        -----                        ----

              /s/ RICHARD E. RAINWATER*                  Trust Manager and Chairman of the   December 12, 1997
-----------------------------------------------------      Board
                Richard E. Rainwater

                  /s/ JOHN C. GOFF*                      Trust Manager and Vice Chairman of  December 12, 1997
-----------------------------------------------------      the Board
                    John C. Goff

                /s/ GERALD W. HADDOCK                    Trust Manager, President and Chief  December 12, 1997
-----------------------------------------------------      Executive Officer (Principal
                  Gerald W. Haddock                        Executive Officer)

                 /s/ DALLAS E. LUCAS                     Senior Vice President and Chief     December 12, 1997
-----------------------------------------------------      Financial Officer (Principal
                   Dallas E. Lucas                         Financial and Accounting
                                                           Officer)

                /s/ ANTHONY M. FRANK*                    Trust Manager                       December 12, 1997
-----------------------------------------------------
                  Anthony M. Frank

               /s/ MORTON H. MEYERSON*                   Trust Manager                       December 12, 1997
-----------------------------------------------------
                 Morton H. Meyerson

                /s/ WILLIAM F. QUINN*                    Trust Manager                       December 12, 1997
-----------------------------------------------------
                  William F. Quinn

              /s/ PAUL E. ROWSEY, III*                   Trust Manager                       December 12, 1997
-----------------------------------------------------
                 Paul E. Rowsey, III

                /s/ MELVIN ZUCKERMAN*                    Trust Manager                       December 12, 1997
-----------------------------------------------------
                  Melvin Zuckerman

                                            *By:   /s/ GERALD W. HADDOCK
                                              ----------------------------------
                                                      Gerald W. Haddock
                                                       Attorney-In-Fact

                               INDEX TO EXHIBITS

EXHIBIT NO.                                   DESCRIPTION OF EXHIBIT
-----------                                   ----------------------
   *1.01      Purchase Agreement, effective as of December 12, 1997, by and among Crescent Equities, the Operating Partnership and the Selling Shareholder
    4.01      Restated Declaration of Trust of the Registrant (filed as Exhibit No. 4.01 to the
              Registrant's Registration Statement on Form S-3 (File No. 333-21905) (the "1997 Form
              S-3") and incorporated herein by reference)
    4.02      Amended and Restated Bylaws of the Registrant (filed as Exhibit No. 4.02 to the
              Registrant's Registration Statement on Form S-3 (File No. 333-23005) and incorporated herein by reference)
    4.03      Form of Common Share Certificate (filed as Exhibit No. 4.03 to the 1997 Form S-3 and incorporated herein by reference)
    4.04      Second Amended and Restated Agreement of Limited Partnership of Crescent Real Estate
              Equities Limited Partnership dated as of November 1, 1997 (filed as Exhibit No. 4.06 to the Registrant's Registration Statement on Form S-3 (File No. 333-41049) and
              incorporated herein by reference)
    4.05      Purchase Agreement (filed as Exhibit No. 1.01 to this Registration Statement)
   *5.01      Opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered by Crescent Real Estate Equities Company
  *23.01      Consent of Shaw, Pittman, Potts & Trowbridge (included in its opinion to be filed as
              Exhibit No. 5.01 to this Registration Statement)
   23.02      Consent of Arthur Andersen LLP, Certified Public Accountants, dated December 8, 1997
              (filed herewith)
   23.03      Consent of Arthur Andersen LLP, Certified Public Accountants, dated December 5, 1997
              (filed herewith)
   24.01      Powers of Attorney (filed herewith)

---------------

* To be filed by amendment.